Exhibit 21

LEUCADIA NATIONAL CORPORATION
Subsidiaries as of December 31, 1998

                                                             STATE/COUNTRY OF
NAME                                                          INCORPORATION
----                                                          -------------

CDS Devco, Inc.                                                California
HSD Venture                                                    California
San Elijo Ranch, Inc.                                          California
Baldwin Enterprises, Inc.                                      Colorado
NSAC, Inc.                                                     Colorado
RRP, Inc.                                                      Colorado
330 Mad. Parent Corp.                                          Delaware
AIC Financial Corporation                                      Delaware
American Investment Company                                    Delaware
Baldwin-CIS L.L.C.                                             Delaware
Bellpet, Inc.                                                  Delaware
CDS Holding Corporation                                        Delaware
Conwed Corporation                                             Delaware
Leucadia Aviation, Inc.                                        Delaware
Leucadia Cellars, Ltd.                                         Delaware
LNC Investments, Inc.                                          Delaware
LUK-Asia LLC                                                   Delaware
LUK-CPG, Inc.                                                  Delaware
LUK-CPH, Inc.                                                  Delaware
LUK-Fidei LLC                                                  Delaware
LUK-Flats LLC                                                  Delaware
LUK-Israel LLC                                                 Delaware
Neward Corporation                                             Delaware
Rastin Investing Corp.                                         Delaware
RERCO, Inc.                                                    Delaware
San Elijo Hills Development Company, LLC                       Delaware
Wedgewood Investments L.L.C.                                   Delaware
Rosemary Beach Cottage Rental Company                          Florida
Rosemary Beach Land Company                                    Florida
College Life Development Corporation                           Indiana
Professional Data Management, Inc.                             Indiana
Charter National Life Insurance Company                        Missouri
The Sperry and Hutchinson Company, Inc.                        New Jersey
Allcity Insurance Company                                      New York
Empire Insurance Company                                       New York
Centurion Insurance Company                                    New York
Intramerica Life Insurance Company                             New York
Leucadia, Inc.                                                 New York
Leucadia Investors, Inc.                                       New York
LUK-REN, Inc.                                                  New York
Phlcorp, Inc.                                                  Pennsylvania
Pine Ridge Associates, L.P.                                    Texas
American Investment Bank, N.A.                                 United States
American Investment Financial                                  Utah
Leucadia Bottling L.L.C.                                       Utah
Leucadia Film Corporation                                      Utah
Leucadia Financial Corporation                                 Utah
Leucadia Power Holdings, Inc.                                  Utah
Leucadia Properties, Inc.                                      Utah
Silver Mountain Industries, Inc.                               Utah
Telluride Properties Acquisition, Inc.                         Utah
Terracor II                                                    Utah

                                                                    Exhibit 21

LEUCADIA NATIONAL CORPORATION
SUBSIDIARIES AS OF DECEMBER 31, 1998, CONTINUED

                                                        STATE/COUNTRY OF
NAME                                                     INCORPORATION
----                                                     -------------

Commercial Loan Insurance Corporation                     Wisconsin
WMAC Credit Insurance Corporation                         Wisconsin
WMAC Investment Corporation                               Wisconsin
LUK-Japan Ltd.                                            British Virgin Islands
Fidei S.A.                                                France



--------------------------------

Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1998.